UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On March 22, 2021, we finalized an agreement (the “Project Agreement”), effective as of March 19, 2021, with Black Tree Energy Group, SCM and its special purpose U.S. company, V Engineering & Consulting, LLC (“VEC”), to form a new venture to develop and finance a hydrogen with carbon capture project at our existing site in Pecos County, Texas. A copy of the Project Agreement is furnished as Exhibit 10.1 to this report on Form 8-K.

Pursuant to the Project Agreement, we and VEC will form a limited liability company (the “Project Company”) to be initially owned 60% by VEC and 40% by MMEX. The parties contemplate that Project Company will enter into various ancillary contracts, including an engineering, procurement and construction agreement for the fabrication of project components and installation of the project; a feedstock supply agreement for the long-term supply of a sufficient quantity of gas for the project to operate at its rated capacity; one or more off-take agreements for the sale of the products; and an operations and maintenance agreement.

The Project Agreement contemplates that VEC will be responsible for arranging third party financing for the Project Company and that MMEX will be responsible for managing the operational and administrative aspects of the Project Company. VEC and MMEX will have an equal number of members of the governing board of the Project Company.

We announced the entering of the Project Agreement by press release, dated March 24, 2021. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Project Agreement, dated as of March 19, 2021, by and between V Engineering & Consulting, LLC and MMEX Resources Corporation

99.1	Press release dated March 24, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: March 24, 2021	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and Chief Executive Officer

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